                                                                     EXHIBIT 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)





                                                                               Three Months Ended
                                                                            ------------------------
                                                                            July 31,       July 31,
                                                                              1998           1997
                                                                            --------        --------
Basic:
    Net (loss) earnings                                                     $(17,790)       $  4,585
                                                                            --------        --------

    Weighted average number of common shares outstanding                      16,305          16,294
                                                                            --------        --------
    Basic (loss) earnings per common share                                  $  (1.09)       $   0.28
                                                                            --------        --------

Diluted:
    Net (loss) earnings                                                     $(17,790)       $  4,585
                                                                            --------        --------

    Shares:
       Weighted average number of common shares outstanding                   16,305          16,294
       Shares issuable from assumed exercise of outstanding stock
         options                                                             N/A (a)             321
                                                                            --------        --------
       Weighted average number of common and common equivalent shares(b)      16,305          16,615
                                                                            --------        --------

       Diluted (loss) earnings per common share                             $  (1.09)       $   0.28
                                                                            --------        --------



                           (a) Common equivalent shares are antidilutive for the three months ended July 31, 1998.

                           (b) Common equivalent shares represent stock options granted to key employees and directors.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)



                                                                            Six Months Ended
                                                                        ------------------------
                                                                         July 31,       July 31,
                                                                           1998           1997
                                                                        --------        --------

Basic:
    Net (loss) earnings                                                 $(14,246)       $  7,836
                                                                        --------        --------

       Weighted average number of common shares outstanding               16,364          16,202
                                                                        --------        --------

       Basic (loss) earnings per common share                           $  (0.87)       $   0.48
                                                                        --------        --------

Diluted:
    Net (loss) earnings                                                 $(14,246)       $  7,836
                                                                        --------        --------

    Shares:
       Weighted average number of common shares outstanding               16,364          16,202
       Shares issuable from assumed exercise of outstanding stock
         options                                                         N/A (a)             421
                                                                        --------        --------
       Weighted average number of common and common
         equivalent shares(b)                                             16,364          16,623
                                                                        --------        --------

       Diluted (loss) earnings per common share                         $  (0.87)       $   0.47
                                                                        --------        --------



                           (a) Common equivalent shares are antidilutive for the six months ended July 31, 1998.

                           (b) Common equivalent shares represent stock options granted to key employees and directors.